EXHIBIT 99.1

December 7, 2023

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

Focusing on the Future

On November 7, 2023, the Federal Housing Finance Agency released its much-anticipated review of the Federal Home Loan Bank System, FHLBank System at 100: Focusing on the Future.  I would once again like to thank our members – and all stakeholders from throughout our District and across the System – for your support and engagement throughout the initial stages of this effort, especially those who participated in the listening sessions and roundtable discussions, and/or submitted written submissions during the comment periods.  You made certain stakeholder input was incorporated into this effort, and it is most appreciated.  The release of the FHLBank System at 100 report represents an initial step in what will likely be a long process, one which will continue to require input from and engagement with all of the System’s stakeholders.

In addition to calls for increased support for housing and community development activities, the FHFA’s report contains nearly 50 recommendations for rulemakings and legislative actions that have the potential to impact the ways in which the Federal Home Loan Banks serve our members, and in which members access their Home Loan Bank.  These recommendations have already drawn the attention of, and raised concerns from, our members, bank analysts and market participants alike, many of whom have highlighted the potential implications certain recommendations could, if adopted, have on the reliable flow of credit to our nation’s local lenders and the resulting impact on member lending activity, as well as the stability of the banking sector during periods of market stress.

The FHLBank System at 100 report includes a number of recommendations that have the potential to enhance the positive impact that the System makes for our members, the communities we serve, and the broader financial system.  At the same time, as Ryan Donovan, president and CEO of the Council of Federal Home Loan Banks highlighted in a December 1, 2023 editorial in American Banker, it is important to ensure that other recommendations do not “disrupt or complicate the ability of Home Loan bank members to access the reliable, affordable and efficient funding the system provides in all market conditions.”  We will work with the FHFA, our members, housing partners, Congress, key financial regulators, and other stakeholders on ways to enhance this positive impact while maintaining our clear and proven mission of providing essential liquidity and critical affordable housing and community development funding where it is needed.

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Home Loan Bank members advocated for the System and the value it provides them, their customers and communities during the development of this report, and as we move through this next stage of this process, it is vital that the System’s stakeholders continue to remain engaged to ensure that any changes to the System help enhance the value and impact of the Federal Home Loan Banks, and that the unintended consequences of diminishing this impact are broadly understood.  We encourage our members to continue to stay involved.  If you are interested in ways to do so, please contact your Relationship Manager for more information.

FHLBNY Board Update

As stewards of the Federal Home Loan Bank’s mission, all of our Directors understand and value the vital role that both the FHLBNY and the Federal Home Loan Bank System play for economies across our region and across the country, and these Boards – ours and those of the 10 other Home Loan Banks across the System – will play a key role in reviewing and ultimately implementing any changes that may result from the FHLBank System at 100 report.  The insights and expertise that Member Directors and Independent Directors bring to their Board seats are of significant value to each Home Loan Bank cooperative.  At the FHLBNY, we benefit from a Board that is active, engaged and committed to our mission, our members and the communities we serve.

This is why our annual Director Election is so important, and I thank our members for participating in this year’s process.  On November 27, we announced that our membership voted to re-elect Ángela Weyne to serve as an Independent Director.  Director Weyne serves on the Board’s Executive, Compensation & Human Resources, Corporate Governance and External Affairs, and Housing committees.  Our members also voted to elect Carolyn B. Maloney, the former New York member of the United States House of Representatives, as a Public Interest Independent Director.  In addition, our eligible New York members voted to elect Robert M. Fisher and Anders M. Tomson to serve as Member Directors representing New York.  Mr. Fisher is the chairman, president and CEO of Tioga State Bank, N.A., and Mr. Tomson is the president and CEO of Chemung Canal Trust Company.  Director Weyne has provided significant contributions to our cooperative, and I know we will benefit from her continued service.  I am also excited for the new expertise and insights Mr. Fisher, Ms. Maloney and Mr. Tomson will bring to our Board.  My colleagues and I look forward to continuing to work with all of our Directors to grow and strengthen our franchise.

As we also announced last month, Larry E. Thompson was elected by our Board to serve a two-year term as Board Chair.  Mr. Thompson is the former vice chairman of The Depository Trust & Clearing Corporation.  He currently serves as our Board’s Vice Chair, a role he has held since 2018.  Mr. Thompson also serves as chair of the Board’s Risk Committee, as vice chair of the Board’s Executive Committee, and as a member of the Board’s Audit and Corporate Governance and External Affairs committees.  His role in the Federal Home Loan Bank System extends beyond our cooperative: he is also the chair-elect of the Council of Federal Home Loan Banks.

While we are excited to welcome new and returning Directors, and to welcome Directors into new roles, this month marks the final Board meeting for two long-serving Directors, both of whom will retire at year-end due to term limits:

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John R. Buran, who is president, CEO and a Director of Flushing Bank, has served on our Board as a New York Member Director since December 2010, and has served as Board Chair since 2018. During the course of his tenure as Chair, John has led our Board through both the global COVID-19 pandemic and the March 2023 liquidity crisis, and his steady hand and leadership throughout has ensured that our cooperative has always remained focused on our mission.

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Rev. DeForest B. Soaries, Jr., who is president and CEO of Corporate Community Connections, Inc., first joined the Board in 2003 as an Independent Director and in total has served 16 years on our Board. He is the former chair of the Board’s Compensation & Human Resources Committee, which he now serves on as vice chair. He is also a member of the Board’s Executive, Corporate Governance and External Affairs and Housing committees.

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We are grateful for the many contributions Directors Buran and Soaries have made to our cooperative over their years of service.

A Proven Partnership in 2023

We are also grateful for our members’ support throughout 2023.  Earlier this year, we released our 2022 Annual Report to Members with the title Proven Partnership: Today & Tomorrow.  The power of this partnership has been proven time and again across 2023 – from our members’ participation in the listening sessions and comment period that closed the initial public input stage of the FHFA’s FHLBank System at 100 review to our members’ very active use of our Affordable Housing Program, Homebuyer Dream Program, Small Business Development Grant Program, 0% Development Advance and Mortgage Asset Program.  The proof of the importance of this partnership was seen during the March 2023 liquidity crisis, when we met record member demand with record levels of advances.  But the proof of this importance is also seen in the everyday availability of our advances, the constant and reliable flow of liquidity to and through our members into the communities we all serve.

This year been a year we will all remember, and we have been proud to serve as your reliable partner throughout 2023.  As always, I thank you for your business and your support of our cooperative, and my colleagues and I wish you all the best this holiday season.  We look forward to both closing out another strong year for the Federal Home Loan Bank of New York and furthering strengthening our cooperative in 2024.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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